UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
September 28, 2006

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer
Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
On September 28, 2006, the Compensation and Organization Committee (the “Committee”) of the Board of Directors of Campbell Soup Company (the “Company”) approved the actions described below relating to the compensation of named executive officers, and the Board determined the type of compensation that will be paid to the Company’s non-executive chairman in fiscal 2007.
Long-Term Incentive Program. The Committee approved grants under the Long-Term Incentive (“LTI”) program for FY’07-09. The key terms for this grant are the same as the terms for the FY’06-’08 LTI grant described in a Company Form 8-K filed on September 27, 2005, except for the following differences. Named executives officers’ grants of total shareholder return (TSR) performance shares varied from 196% to 430% of base salary and grants of earnings per share (EPS) performance shares varied from 84% to 184% of base salary. If, six or more months after the grant date, a participant is involuntarily terminated by the Company without cause, becomes totally disabled, retires or dies, any awards of TSR performance shares that are earned based upon interim performance at the end of the first and second years of the three-year performance period will be distributed shortly after the participant’s last day of employment. The terms of the FY’06-08 grant were also revised to be consistent with the previous sentence.
Bonus Program for fiscal 2007. The Committee approved financial, marketplace, operational and strategic performance goals for fiscal year 2007 for the Annual Incentive Plan. In assessing performance against these goals, the Committee will consider a mix of quantitative and qualitative criteria. The quantitative measures in the financial area include net sales, earnings, marketing expenditures, working capital, free cash flow and return on invested capital. The quantitative measures in the marketplace area are consumption and market share changes. For the operational and strategic areas, progress toward achievement of major initiatives to deliver the Company’s annual Operating Plan and three-year Strategic Plan will be assessed. Bonus awards to each named executive officer, within the limits of the total bonus pool approved by the Committee, will be based on individual performance and business unit performance, and can vary from zero to 175% of the individual’s target incentive amount. Named executive officers’ target incentive amounts vary from 80% to 175% of base salary.
Chairman Compensation for fiscal 2007. In addition to the standard director compensation program, the Chairman of the Board receives an annual retainer of $450,000. The Board approved payment of $225,000 in cash and $225,000 in unrestricted Campbell stock based upon the closing stock price on the date of the grant of September 28, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: October 4, 2006	By:	/s/ John J. Furey
John J. Furey
Vice President and Corporate Secretary

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